Exhibit 10.7

FORM OF

SUBORDINATED PROMISSORY NOTE

U.S. $375,040.00	February 11, 2005
Greenville, SC

FOR VALUE RECEIVED, COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation F/K/A VERTICALBUYER, INC. (the “Borrower”), hereby promises to pay to the order of [Former CSI Shareholder] (the “Lender”), the principal sum of Three Hundred Seventy Five Thousand Forty and No/100 Dollars ($375,040.00), with said principal to be paid in full on or before May 10, 2006 together with interest accruing at the Prime Rate of interest as reported by Bank of America plus two percent (2%) on the unpaid principal thereof to be paid in lawful money of the United States in quarterly installments of interest commencing on April 5, 2005 and continuing on the 1st day of each quarter thereafter until May 10, 2006.

The Borrower hereby reserves and shall have the right to prepay the indebtedness evidenced by this Subordinated Promissory Note (“Note”), in whole or in part, without penalty or premium.

The Borrower hereby agrees that if at any time any sum due hereunder shall be past due and unpaid, such amount, whether principal or interest, shall bear interest from the date such payment was due until paid in full at the rate of fifteen percent (15%) per annum.

The Borrower further agrees hereby that if at any time any portion of said principal and interest shall be past due and unpaid for a period of ten (10) business days following notification thereof by the Lender, the whole amount evidenced by this Note shall, at the option of the holder thereof, become immediately due, and said holder shall have the right to institute any proceedings upon this Note and any collateral given to secure the same for the purpose of collecting said principal and interest, with costs and expenses, and of protecting any security connected herewith.

The Borrower further agrees hereby that if any part of the money due hereon be not paid when due, or if this Note be placed in the hands of an attorney for collection, or if this debt or any part thereof be collected by an attorney or by legal proceedings of any kind, a reasonable attorney’s fee besides all costs and expenses incident upon such collection, shall be added to the amount due upon this Note, and be collectible as part thereof.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to the extent set forth in the following paragraphs to all principal and interest of all indebtedness of the Borrower for borrowed money (except such indebtedness of the Borrower other than this Note which is subordinate or junior in any respect to other indebtedness of the Borrower (collectively, “Other Subordinated Debt”), including but not limited to that certain Subordinated Promissory Note of even date herewith payable by the Borrower in the aggregate amount of $1,875,000.00 to Barron Partners LP) whether outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note by lapse of time, acceleration or otherwise. Such indebtedness of the Borrower to which this Note is subordinate and junior is sometimes hereinafter referred to as “Senior Debt.”

Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Borrower or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, and in the event Borrower makes any payment of principal or accrued interest on any Other Subordinated Debt which is not applied pro rata against this Note and such Other Subordinated Debt (other than payments in full of the Merger Note and the Dividend Note, as such terms are defined in the Preferred Stock Purchase Agreement between Borrower and Barron Partners LP of even date herewith), and in the event of any default under or acceleration of any Other Subordinated Debt, then all principal, premium if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. Any payment or distribution of any kind or character, whether in cash, property, stock, or obligations, which may be payable or deliverable in respect of this Note in any of the proceedings referred to in the above paragraphs shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided however, that:

(i)	In the event that payment or delivery of such cash, property, stock or obligations to the holders of this Note is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

(ii)	No such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Note, by the Borrower, as reorganized, or by the corporation succeeding to the Borrower or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Note to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

The Borrower shall not make any payment of principal or interest on, or purchase or acquire for value, this Note during the continuance of any default in the payment of principal of or premium or interest on any Senior Debt.

These provisions are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holder of this Note and the holders of the Other Subordinated Debt on the other hand, and as between the Borrower and the holder of this Note nothing herein shall impair the obligation of the Borrower, which is unconditional and absolute, to pay the holders thereof the principal thereof and interest thereon in accordance with their terms and the terms of the related agreements, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights of holders of Senior Debt in respect of cash, property, stock or other securities received upon the exercise of such remedies.

Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Borrower payable or distributable to the holders of Senior Debt until this Note is paid in full and, as between the Borrower, its creditors other than the holders of Senior Debt, and the holder of this Note, no payment or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Borrower on account of Senior Debt and no payments or distributions paid to the holder of this Note, by virtue of the subrogation herein provided for, shall be deemed to be a payment by the Borrower on account of this Note.

No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms, provisions, and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Notwithstanding the foregoing, Borrower may make and Lender may receive payments of principal and interest as it accrues on this Note, so long as, at the time of each payment, such payment does not constitute an event of default under any Senior Debt, and no event or condition which constitutes or which, with notice or the lapse of time, or both, would constitute a default or an event of default with respect to any Senior Debt shall have occurred and be continuing.

If the rate of interest stated in this Note exceeds the maximum rate allowed by law, the effective rate of interest shall be the maximum allowed by law.

It is expressly agreed and declared that this Note is given for business purposes and is not a consumer credit instrument. This Note is given in connection with that certain Agreement and Plan of Merger between Computer Software Innovations, Inc., a South Carolina corporation, and the Borrower dated February 10, 2005.

THIS NOTE SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA. IF ANY ACTION IS BROUGHT BETWEEN THE PARTIES WITH RESPECT TO THIS NOTE OR OTHERWISE, BY WAY OF A CLAIM OR COUNTERCLAIM, THE PARTIES AGREE THAT IN ANY SUCH ACTION, AND ON ALL ISSUES, THE PARTIES IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY.

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Its:	President and Chief Executive Officer

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